Exhibit 4.1

Okeanis Eco Tankers Corp.

Trust Company Complex

Ajeltake Island

Majuro MH96960

Marshall Islands

20 January 2026

Strictly private and confidential

Dear Sirs,

Re: Engagement letter for investment banking services

We are pleased to confirm the terms under which we are engaged to work with you and provide investment banking services in relation to the matters set forth below.

The services which we are engaged to perform shall be referred to as the “Engagement” and this letter as the “Engagement Letter”.

1.	Background and parties

The purpose of this Engagement Letter is to set forth the terms and conditions under which Fearnley Securities AS (“Fearnley”), Clarksons Securities AS (“Clarksons”) (each referred to as a “Joint Global Coordinator” and jointly referred to as “Joint Global Coordinators”) and Pareto Securities AS (“Pareto”) (referred to as the “Joint Bookrunner”), all collectively referred to as the “Managers”, are engaged by Okeanis Eco Tankers Corp. (the “Company”) to act as its financial advisors in connection with an intended raising of approximately USD 115 million through the issuance of new shares (the “Transaction”) which may be completed in one or multiple steps, the purpose of which is to fund the equity portion of the Company’s acquisitions of additional tanker vessels and general corporate purposes.

This Engagement Letter is supplemented by Fearnley’s Standard Terms of Assignment (the “Standard Terms”) and Fearnley's General Business Terms, both of which are available at Fearnley’s web site (www.fearnleysecurities.com) (and are incorporated herein and constitute a part hereof). Reference is also made to also made to Pareto’s “Allocation Policy” (attached hereto) and Fearnley’s “Pricing, Placing and Allocation Policy” for important disclosures in terms of transaction execution and the services to be provided as part of the Engagement, as also available on the web site.

To the extent that the Engagement shall include any sales to clients in the US, the Managers will involve their respective US affiliate companies that are registered broker dealers under applicable US law (which in the case of Fearnley is Fearnley Securities Inc., in the case of Clarksons is Clarksons Securities Inc. and in the case of Pareto is Pareto Securities Inc.). In such case, it shall be understood that such affiliate companies shall be covered by the terms of this Engagement Letter including any representations and warranties of the Companies thereunder, and that such affiliate companies shall be regarded as Managers for the purpose of the Engagement.

In the event of discrepancies between the Engagement Letter and the Standard Terms or the General Business Terms, the Engagement Letter shall prevail. The Standard Terms shall apply mutatis mutandis to each of the Managers and any reference to Fearnley shall include each of the Managers.

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2.	Representations and Warranties and Covenants

The Company makes the representations and warranties as set forth in Annex I. Each of the parties makes the covenants and agreements set forth on Annex II.

3.	Scope of the Engagement

The Managers shall, in accordance with what is considered standard market practice for their respective roles in the Engagement, provide the following services to the Company as part of the Engagement:

i.	Acting as the coordinator for the Transaction and providing general project management, including coordination of other advisors and third parties.

ii.	Advising the Company regarding the structure, size, timing, organisation, marketing activities and overall execution of the Transaction.

iii.	Assisting in selecting pricing model for the Transaction and setting the price/price range.

iv.	Assisting in the preparation of transaction documents as required under applicable law or otherwise agreed with the Company, including any prospectus/information memorandum, other third-party presentation material, press releases, stock exchange announcements and similar market information.

v.	Assisting the Company in its contacts with relevant regulators to the extent directly connected with the Transaction and at the request of the Company, it being understood that the Company shall have all responsibility to comply with regulation, requests, or requirements from such regulators.

vi.	Engaging, at the expense of the Company, such third-party advisors as are required for the Transaction in accordance with market practice, including Manager’s counsel and/or diligence advisor(s), it being understood that no such third-party advisors shall be engaged without the approval of the Company.

vii.	Assisting in planning and carrying out market activities and contacts with prospective investors, including road show activities and presentations.

viii.	Acting as bookrunner and subscription office for the Transaction. The Company may at its discretion, decide that additional subscription offices may be appointed by way of additional bookrunners or co-managers.

ix.	Preparing an allocation proposal for the securities subscribed in the Transaction, acting in accordance with the Company’s instruction and the Managers’ Pricing, Placing and Allocation policy as available on their web site.

x.	Organize and execute the settlement of the Transaction.

xi.	Perform currency exchange on behalf of the Company (if required, and pursuant to separate agreement).

The Managers shall not be liable for the inability to successfully complete the Transaction, whether on grounds of market conditions or for any other reason.

Unless specifically agreed, the Managers shall not have an obligation to:

xii.	subscribe for any securities in the Transaction.

xiii.	guarantee that the Transaction will be fully subscribed.

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xiv.	establish an underwriting syndicate or guarantee consortium for the Transaction.

xv.	provide any payment guarantee or prepayment arrangement on behalf of the investors subscribing for securities in the Transaction.

xvi.	conduct stabilization activities for the securities issued by the Transaction.

The Managers shall not have any obligation to provide tax, securities law or other legal, regulatory, accountancy or technical advice or services, and no information provided by the Managers may be considered as such. It is the responsibility of the Company obtain such advice as it may require.

The Company confirms that, to the extent required under applicable law, it has considered the equal treatment of its shareholders when deciding that the Transaction should be carried out as a registered direct offering as opposed to a rights offering to its existing shareholders. The Company furthermore confirms that its senior management has the necessary knowledge and experience to make this decision, or, if relevant, its senior management has explicitly and clearly made the Managers aware of their lack of knowledge and experience in this regard. The Managers assume no responsibility for the Company’s obligation with respect to its equal treatment of its shareholders.

The liability of the Managers under this Engagement Letter shall be several and not joint. The rights of each of the Managers under this Engagement Letter may be enforced separately by each of them. No compromise or waiver by a Manager will affect the rights of or otherwise bind the other Managers. No Manager has any authority to act on behalf of any other Manager unless expressly authorized to do so.

4.	Fees, expenses and payment terms

As remuneration for the services to be provided by the Managers under the Engagement, the Company agrees to pay the following fees, upon completion of the Transaction:

a.	A Transaction Fee, of 3.75% of the gross proceeds from the Transaction to be paid upon the completion of the Transaction and to be split between the Managers as follows:

•	Joint Global Coordinators:

o	Fearnley: 40%

o	Clarksons: 35%

•	Joint Bookrunner: 25%

b.	A Discretionary Fee, may be paid at the Company’s sole discretion upon the completion of the Transaction, calculated as up to 0.75% of the gross proceeds from such Transaction. The Discretionary Fee, if any, shall be allocated between the Managers prorated with the split applicable for the Transaction Fee.

Proceeds, whether in cash or in-kind from shares allocated to the Alafouzos family, and/or their direct affiliates, in the Transaction shall be excluded from the calculation of both the Transaction Fee and the Discretionary Fee.

The Managers shall have the right to withhold any amounts due to the Managers in relation to the Engagement (such as Transaction Fee, Discretionary Fee (if paid) and applicable expenses) in connection with the release of net proceeds to the Company.

The fees shall be payable regardless of the number of tasks set out in section 2 which have actually been performed. If the Transaction is carried out in more than one step/tranche, each step/tranche shall entitle the Managers to fees as set out above.

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The Company’s obligation to cover the Manager’s expenses are set forth in the Standard Terms and shall, for avoidance of doubt, include an obligation to cover, as applicable, the Manager’s expenses related to bookrunner software (Dealogic) and market sounding software (Logwise) at the prevailing cost. With respect to other third-party expenses, the Managers shall always seek the Company’s authorization before incurring any material costs or expenses hereunder. Notwithstanding the above, the costs related to the Transaction, excluding Managers’ counsel, shall be capped at USD 20,000, otherwise the Managers will seek approval by the Company, and a single expense related to the Transaction over USD 1,500 shall require approval by the Company.

5.	Conditions to the Managers’ obligations

As a condition to the several obligations of the Managers under the Engagement Letter and other transaction documents contemplated herein, the Company shall satisfy the conditions and comply with the covenants set forth in Annex II unless waived by both of the Managers.

6.	Duration, termination, and survival

The Engagement shall terminate upon the earlier of: (i) the conclusion of the Transaction, and (ii) after four months following the signing of this Engagement Letter.

The Engagement Letter and the Engagement may be terminated with or without cause by the Company or by the Managers by written notice at any time.

The following provisions shall survive any termination of the Engagement Letter and remain in full force and effect:

a.	Accrued rights and liabilities, including any rights to payment of fees earned, and reimbursement of expenses incurred, by the Managers at the date of termination; and

b.	The termination/survival, confidentiality, conflicts of interest, right of first refusal, responsibility/liability and indemnification provisions of this Engagement Letter and the Standard Terms.

In addition, where (i) the Company terminates the Engagement without cause or (ii) the Managers terminate the Engagement with cause, the Managers’ right to fees pursuant to this Engagement Letter shall survive and remain in full force and effect and become payable where, within six months from termination, any transaction to which this Engagement Letter would have applied is resolved, agreed (whether subject to conditions or otherwise) or concluded by the Company. Such right to fees will not apply in the event the Managers have been offered by the Company to assist with a transaction following termination on terms not less favourable than the terms of this Engagement, but the Managers have declined to participate in.

"Cause" shall mean a material breach of the Engagement Letter by the other party.

7.	Client registration and classification

The provision of investment banking services or ancillary services by the Managers entails an obligation for each Manager to have the Company registered as a client, including the obligations under the Act of 1 June 2018 no. 23 regarding measures to combat laundering and terrorist financing (the Anti-Money Laundering Act) and appurtenant regulations. Accordingly, this Engagement Letter shall not be binding upon the Managers until and unless the completion of such satisfactory client registration. As part of such client registration, the Managers will perform an evaluation of the Company’s degree of sophistication (non-professional, professional or eligible counterparty) which will have impact on the level of client protection that the Managers will be required to provide under EU/EEA legislation. The Company is responsible for keeping the Managers informed about any changes that could affect its classification.

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Fearnley’s provision of investment banking services is subject to its General Business Terms and Conditions which are available on its web site. General terms and conditions as well as additional information with respect to investment banking services provided by Clarksons are available on Clarksons’ web site. General business terms as well as additional information with respect to investment services provided by Pareto are available on www.paretosec.com.

8.	Product governance

The Company notes the application of the requirements of Article 9(8) of the Product Governance Rules under EU Delegated Directive 2017/593 (the "MiFID II Product Governance Rules") and acknowledges that the target market and distribution channels will be identified by the Managers for the Transaction.

The Company notes the application of the sustainability requirements under the Regulation (EU) 2019/2088 (SFDR) and acknowledges the scope and content of sustainability-related information that must be communicated and presented to investors.

For the purposes of the requirements of the MiFID Product Governance Rules regarding the mutual responsibilities of manufacturers under the MiFID Product Governance Rules, each of the Managers acknowledges to each other that it understands the responsibilities conferred upon it under the MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels for the Transaction.

9.	Choice of law and disputes

This Engagement Letter shall be governed and construed in accordance with Norwegian law.

Any dispute arising in connection with this Engagement Letter shall be settled by the ordinary courts with Oslo District Court as the (non-exclusive) legal venue. Clients with a foreign legal venue waive any right they have to oppose a lawsuit that is related to this Engagement Letter being heard by the Oslo District Court. Clients with a legal venue abroad may, irrespective of the above, be sued by the Manager in such a legal venue should the Manager wish to do so.

10.	Signature and miscellaneous

The Company represents and warrants that, at or prior to the public launch of the Transaction, execution of this Engagement Letter will have been approved and authorized by its relevant corporate bodies, and the persons signing the Engagement Letter on behalf of the Company confirm that, at or prior to the public launch of the Transaction, they will have the express power and authority to sign this Engagement Letter and to engage the Managers on the terms hereof.

For the avoidance of doubt, the Company agrees that the Engagement shall not restrict the Managers from engaging in similar transactions for other clients or to advise prospective investors in a transaction in relation to other investments. Each of the Managers’ policy for conflicts of interest are available on their web sites; www.fearnleysecurities.com, www.clarksons.com, and www.paretosec.com.

*****

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Please confirm your agreement to the terms of the Engagement by signing this Engagement Letter and returning it to us.

Yours faithfully,

For Fearnley Securities AS

/s/ Nicolas Duran	/s/ Petter Skar
Nicolas Duran	Petter Skar
Partner	Head of ECM

For Clarksons Securities AS

/s/ Espen Lysdahl	/s/ Christian Fodstad
Espen Lysdahl	Christian Fodstad
Managing Director	Chief Compliance Officer

For Pareto Securities AS

/s/ Henrik With
Henrik With
Senior Partner

Agreed and accepted,

For Okeanis Eco Tankers Corp.

/s/ Iraklis Sbarounis
Iraklis Sbarounis
Chief Financial Officer

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Annex I

Representations and Warranties of the Company

In connection with the proposed sale to certain investors (the “Direct Offering”) of shares of common stock, par value $0.001 per share (the “Shares”), of the Company, the Company is providing the Managers with certain representations and warranties set forth in this Annex I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (File No. 333-287032) on Form F-3 relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of the Engagement Letter, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated May 21, 2025 in the form first used to confirm sales of the Shares (or in the form first made available to the Managers by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Managers by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Annex I, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3.

The Company represents and warrants to and agrees with each of the Managers that:

(a)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)	(i) Each part of the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain as of the date of such amendment or supplement any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will as of the date of such amendment or supplement comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2(a)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not as of its date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Manager furnished to the Company in writing by such Manager through the Managers expressly for use therein.

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(c)	The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will at the time of such filing comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The documents set forth on Schedule I are hereinafter the “Offering Documents.”

(d)	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)	Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except liens, encumbrances, equities or claims that are granted pursuant to loan agreements or sale and leaseback arrangements that are disclosed (including by incorporation by reference) in the Registration Statement and their and related security documents, and except to the extent that such liens, encumbrances, equities or claims would not have a material adverse effect.

(f)	At or prior to the public launch of the Direct Offering, the Engagement Letter will be duly authorized, executed and delivered by the Company.

(g)	The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)	The shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)	The Shares to be placed by the Managers on behalf of the Company will be duly authorized for issuance and sale, and, when issued and delivered by the Company to prospective purchasers pursuant to any applicable application agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

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(j)	The execution (if and as applicable) and delivery by the Company (if and as applicable) of, and the performance by the Company of its obligations under, the Engagement Letter and each of the Offering Documents will not contravene (w) any material provision of applicable law except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect, or (x) the second amended and restated articles of incorporation or third amended and restated bylaws of the Company or (y) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (z) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such that would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Engagement Letter and each of the Offering Documents, except such as may have already been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or the Financial Industry Regulatory Authority, Inc.

(k)	There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)	There are no legal or governmental proceedings (“Proceedings”) pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party, or to which any of the properties of the Company or any of its subsidiaries is subject (1) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and Proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under the Engagement Letter, the Offering Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (2) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)	Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)	The Company and its subsidiaries (i) are in compliance with any and all applicable international, foreign, federal, state and local laws, regulations, conventions and treaties (including those promulgated by the International Maritime Organization) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum, petroleum products or other hydrocarbons (“Environmental Laws”), (ii) have received all permits, licenses, certificates or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, certificate or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certificates or other approvals or failure to comply with the terms and conditions of such permits, licenses, certificates or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p)	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or remediation of releases, closure of properties or compliance with Environmental Laws or any permit, license, certificate or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably be likely to have a Material Adverse Effect.

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(q)	There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than registration rights that have been or will be satisfied, waived or complied with.

(r)	Neither the Company nor any of its subsidiaries, nor any director or executive officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptly influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(s)	The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t)

i.	The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director or executive officer, or, to the knowledge of the Company, any employee, agent, or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A.	the subject of any sanctions administered or enforced by the US Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

B.	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

ii.	The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions in violation of applicable Sanctions law; or

B.	in any other manner that will result in a violation of Sanctions laws by any Person (including any Person participating in the offering, whether as advisor, investor or otherwise), to the extent that it is in the control of the Company.

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(u)	Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively. Neither the Company nor any of the subsidiaries has sustained since the date of the preliminary prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a material adverse effect to the Company and its subsidiaries taken as a whole.

(v)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or as could not reasonably be expected to have a Material Adverse Effect.

(w)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not reasonably be likely to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

(x)	No material labor dispute with the employees of the Company or its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company is imminent.

(y)	The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z)	The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations and permits would not reasonably be likely to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(aa)	The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(bb)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

(cc)	The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of profit or loss shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved except as disclosed therein and for any normal year-end adjustments in the Company’s unaudited interim financial statements and the exclusion of footnotes. The summary financial information and other financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(dd)	Any preliminary, estimated, projected or “flash” financial information (including ranges) for any period included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes (collectively, the “Preliminary Financial Information”) was prepared in good faith and on a reasonable basis and reflects information available to the Company at the time of preparation and using assumptions that the Company believed were reasonable at the time. The Preliminary Financial Information reflects the Company’s good-faith estimates of the information disclosed for the applicable periods and is subject to normal period-end adjustments and the completion of customary financial closing procedures.

The Preliminary Financial Information is not presented in accordance with IFRS and has not been audited or reviewed by the Company’s independent registered public accounting firm, and the Registration Statement, the Time of Sale Prospectus and the Prospectus include appropriate disclosure describing the nature and limitations of such information.

Since the date as of which the Preliminary Financial Information was prepared, to the knowledge of the Company, there has not occurred any event, development or change that would reasonably be expected to cause the final financial results for the applicable period to differ materially from the Preliminary Financial Information, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The Preliminary Financial Information was derived from the Company’s internal records and reporting systems and was prepared in accordance with the Company’s disclosure controls and procedures.

(ee)	Except as described in the Registration Statement or Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(ff)	Except as provided in the credit, loan and financing lease agreements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and/or limited by the Business Corporations Act of the Republic of the Marshall Islands and the Business Corporation Act of the Republic of Liberia, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and, assuming that all payments of dividends are made to persons who are not Marshall Islands residents or citizens, all such dividends are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands.

(gg)	Assuming that none of the equity interests of the Company is owned, directly or indirectly, by the Republic of the Marshall Islands or any other sovereign, the Company does not have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of the Marshall Islands.

(hh)	The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ii)	All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, with the exception of those newbuilding vessels which have not been acquired, are owned or chartered-in directly by subsidiaries of the Company; each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by one of the Company’s subsidiaries has been duly registered in the name of the relevant entity that owns it under the laws and regulations and the flag of the nation of its registration, in each case as disclosed in Time of Sale Prospectus and the Prospectus.

(jj)	Each of the Operative Documents listed in Schedule II hereto (each, an “Operative Document”) has been duly authorized, executed and delivered by the Company, and, assuming that the counterparties have or will execute each such Operative Document, such Operative Document, to the knowledge of the Company, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any subsidiary has sent or received any written communication regarding termination of any Operative Document and no such termination has been threatened in writing by the Company or any subsidiary of the Company or, to the Company’s knowledge, by any third party.

(kk)	Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Engagement Letter.

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Annex II

Conditions to the Managers’ Obligations and Covenants of the Company and the Managers

1. As a condition to the several obligations of the Managers under the Engagement Letter and other transaction documents contemplated herein, the Company shall meet the following conditions unless waived by both of the Managers:

(a)	Subsequent to the execution and delivery of the Engagement Letter and prior to the date of the closing of the Transaction (the “Closing Date”):

i.	there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of the Engagement Letter that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

ii.	all corporate proceedings and other legal matters incident to the authorization, form and validity of the Engagement Letter and the Offering Documents included in Annex I shall be reasonably satisfactory in all material respects to counsel for the Managers.

(b)	The Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, in a form previously agreed by the parties.

(c)	The Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company in a form previously agreed by the parties.

(d)	The Managers shall have received on or prior to the Closing Date certificates of good standing (or equivalent documents) and certificates of ownership and encumbrances (or equivalent documents), dated as of a date within five business days of the Closing Date, for each of those subsidiaries and vessels, respectively, of the Company as previously agreed by the parties; provided, that any certificate of ownership and encumbrance for a vessel flagged in Greece may be obtained within 10 business days of the Closing Date.

(e)	The Managers shall have received on or prior to the Closing Date confirmation from the Company of approval from the New York Stock Exchange of the Supplemental Listing Application the Company will submit in connection with the securities to be offered.

(f)	The Managers shall have received on or prior to the Closing Date a waiver of registration rights pursuant to Section 11(j) of the Registration Rights Agreement, dated December 6, 2023, by and among the Company and the shareholders named therein, from the shareholders named therein, or other evidence of waiver.

(g)	The Managers shall have received on the Closing Date an opinion of Watson Farley & Williams LLP, outside counsel for the Company, dated the Closing Date, in a form previously agreed by the parties. The opinion of Watson Farley & Williams LLP shall be rendered to the Managers at the request of the Company and shall so state therein.

(h)	The Managers shall have received, on each of the date of the Engagement Letter and the Closing Date, a letter dated the date of the Engagement Letter or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Managers, from Deloitte Certified Public Accountants S.A., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Managers with respect to the financial statements and certain financial information relating to periods on or prior to the fiscal year ended December 31, 2024 contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the date hereof and the Closing Date shall use a “cut off date” not earlier than three days prior to the date of such respective letter.

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2. The Company covenants with each Manager as follows:

(a)	To furnish to the Managers, without charge and upon request, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of the Engagement Letter and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)	Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)	To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)	Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder, without the consent of the Managers.

(e)	If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Managers, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Managers upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)	If, during such period after the first date of the placement of the Shares as in the reasonable opinion of counsel for the Managers the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Manager or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Managers, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Managers to which Shares may have been sold by you on behalf of the Managers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

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(g)	To endeavour to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)	To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of the Engagement Letter pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)	If requested by a Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with (x) defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Manager furnished to the Company in writing by such Manager through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto and (y) any Manager violating or causing the Company to violate, the Securities Act, including by not appropriately involving a registered broker dealer under applicable US law with respect the offering described in this Engagement Letter.

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Schedule I

•	424(b)(5) Preliminary Prospectus Supplement to be filed by the Company with the Commission.

•	The public offering price and the number of new Shares sold in the Direct Offering.

•	Final Term Sheet to be filed as a Free Writing Prospectus with the Commission under Rule 433(d) of the Securities Act.

•	Any other Free Writing Prospectus that the Company or Managers utilize in connection with the Transaction, if any, that is filed by the Company with the Commission under Rule 433(d) of the Securities Act.

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Schedule II

1.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Two Marine Corp. and Kyklades Maritime Corporation.

2.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Three Marine Corp. and Kyklades Maritime Corporation.

3.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Seven Marine Corp. and Kyklades Maritime Corporation.

4.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega One Marine Corp. and Kyklades Maritime Corporation.

5.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Four Marine Corp. and Kyklades Maritime Corporation.

6.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Five Marine Corp. and Kyklades Maritime Corporation.

7.	Technical Management Agreement, as amended and restated on November 1, 2023, among Nellmare Marine Ltd and Kyklades Maritime Corporation.

8.	Technical Management Agreement, as amended and restated on November 1, 2023, among Moonsprite Shipping Corp. and Kyklades Maritime Corporation.

9.	Technical Management Agreement, as amended and restated on November 1, 2023, among Arethusa Shipping Corp. and Kyklades Maritime Corporation.

10.	Technical Management Agreement, as amended and restated on November 1, 2023, among Anassa Navigation S.A. and Kyklades Maritime Corporation.

11.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Ten Marine Corp. and Kyklades Maritime Corporation.

12.	Technical Management Agreement, as amended and restated on November 1, 2023, among Omega Six Marine Corp. and Kyklades Maritime Corporation.

13.	Technical Management Agreement, as amended and restated on November 1, 2023, among Ark Marine S.A. and Kyklades Maritime Corporation.

14.	Technical Management Agreement, as amended and restated on November 1, 2023, among Theta Navigation Ltd and Kyklades Maritime Corporation.

15.	Commercial Management Agreement dated June 28, 2018 among Omega Two Marine Corp. and OET Chartering, Inc.

16.	Commercial Management Agreement dated June 28, 2018 among Omega Three Marine Corp. and OET Chartering, Inc.

17.	Commercial Management Agreement dated June 28, 2018 among Omega Seven Marine Corp. and OET Chartering, Inc.

18.	Commercial Management Agreement dated June 28, 2018 among Omega One Marine Corp. and OET Chartering, Inc.

19.	Commercial Management Agreement dated June 28, 2018 among Omega Four Marine Corp. and OET Chartering, Inc.

20.	Commercial Management Agreement dated June 28, 2018 among Omega Five Marine Corp. and OET Chartering, Inc.

21.	Commercial Management Agreement dated June 28, 2018 among Nellmare Marine Ltd and OET Chartering, Inc.

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22.	Commercial Management Agreement dated June 28, 2018 among Moonsprite Shipping Corp. and OET Chartering, Inc.

23.	Commercial Management Agreement dated June 28, 2018 among Arethusa Shipping Corp. and OET Chartering, Inc.

24.	Commercial Management Agreement dated June 28, 2018 among Anassa Navigation S.A. and OET Chartering, Inc.

25.	Commercial Management Agreement dated September 1, 2020 among Omega Ten Marine Corp. and OET Chartering, Inc.

26.	Commercial Management Agreement dated September 1, 2020 among Omega Six Marine Corp. and OET Chartering, Inc.

27.	Commercial Management Agreement dated January 7, 2022 among Ark Marine S.A. and OET Chartering, Inc.

28.	Commercial Management Agreement dated January 19, 2022 among Theta Navigation Ltd and OET Chartering, Inc.

29.	ETS Services Agreement dated March 1, 2024 among Theta Navigation Ltd and Kyklades Maritime Corporation.

30.	ETS Services Agreement dated March 1, 2024 among Omega Two Marine Corp. and Kyklades Maritime Corporation.

31.	ETS Services Agreement dated March 1, 2024 among Omega Three Marine Corp. and Kyklades Maritime Corporation.

32.	ETS Services Agreement dated March 1, 2024 among Omega Ten Marine Corp. and Kyklades Maritime Corporation.

33.	ETS Services Agreement dated March 1, 2024 among Omega Six Marine Corp. and Kyklades Maritime Corporation.

34.	ETS Services Agreement dated March 1, 2024 among Omega Seven Marine Corp. and Kyklades Maritime Corporation.

35.	ETS Services Agreement dated March 1, 2024 among Omega One Marine Corp. and Kyklades Maritime Corporation.

36.	ETS Services Agreement dated March 1, 2024 among Omega Four Marine Corp. and Kyklades Maritime Corporation.

37.	ETS Services Agreement dated March 1, 2024 among Omega Five Marine Corp. and Kyklades Maritime Corporation.

38.	ETS Services Agreement dated March 1, 2024 among Nellmare Marine Ltd and Kyklades Maritime Corporation.

39.	ETS Services Agreement dated March 1, 2024 among Moonsprite Shipping Corp. and Kyklades Maritime Corporation.

40.	ETS Services Agreement dated March 1, 2024 among Ark Marine S.A. and Kyklades Maritime Corporation.

41.	ETS Services Agreement dated March 1, 2024 among Arethusa Shipping Corp. and Kyklades Maritime Corporation.

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42.	ETS Services Agreement dated March 1, 2024 among Anassa Navigation S.A. and Kyklades Maritime Corporation.

43.	Facility Agreement dated May 23, 2022 among Nellmare Marine Ltd, as Borrower A, Anassa Navigation S.A., as Borrower B, the Companies listed in Part A of Schedule 1, as Hedge Guarantors, Okeanis Eco Tankers Corp., as Corporate Guarantor, and National Bank of Greece S.A., as Lender as amended by Amendment No. 1 to Loan Facility Agreement, dated June 29, 2023 among Nellmare Marine Ltd, as Borrower A, Anassa Navigation S.A., as Borrower B, Okeanis Eco Tankers Corp., as Corporate Guarantor and National Bank of Greece S.A., as Lender, in respect of the refinancing of m.ts NISSOS DONOUSSA and. NISSOS KYTHNOS.

44.	Facility Agreement dated June 27, 2023 among Omega Three Marine Corp., Omega Four Marine Corp. and Arethusa Shipping Corp., as Borrowers and Hedge Guarantors, Okeanis Eco Tankers Corp., as Guarantor, the Financial Institutions listed in Part B of Schedule 1, as Original Lenders, the Financial Institutions listed in Part C of Schedule 1, as Original Hedge Counterparties and ABN AMRO Bank N.V., as Arranger, Facility Agent and Security Agent, in respect of the refinancing of m.ts KIMOLOS, FOLEGANDROS and NISSOS KEROS.

45.	Facility Agreement dated September 8, 2023 among Omega Six Marine Corp. and Omega Ten Marine Corp., as Borrowers and Hedge Guarantors, Okeanis Eco Tankers Corp., as Guarantor, Credit Agricole Corporate and Investment Bank, as Arranger, the Financial Institutions listed in Part B of Schedule 1 as Original Lenders, the Banks and Financial Institutions listed in Part C of Schedule 1, as Hedge Counterparties and Credit Agricole Corporate and Investment Bank as Facility Agent and Security Agent, in respect of the refinancing of m.ts NISSOS SIKINOS and NISSOS SIFNOS.

46.	Bareboat Charter and related Memorandum of Agreement each dated February 10, 2018 between OCY Knight 1 Limited, as Owner/Buyer and Omega Five Marine Corp., as Bareboat Charterer/Seller, relating to Hull No. 3012 (NISSOS RHENIA), as amended by Addendum No. 1 to the Bareboat Charter Party for (NISSOS RHENIA), dated September 6, 2018, between OCY Knight 1 Limited, as Owner and Omega Five Marine Corp., as Charterer, Addendum No. 2 to the Bareboat Charter Party for Hull No. 3012 (NISSOS RHENIA), dated June 28, 2021, between OCY Knight 1 Limited, as Owner and Omega Five Marine Corp., as Charterer, and Addendum No. 3 to the Bareboat Charter Party for NISSOS RHENIA, dated April 27, 2023, between OCY Knight 1 Limited, as Owner and Omega Five Marine Corp., as Charterer, and Charter Guarantee dated September 30, 2018 between Okeanis Eco Tankers Corp., as Guarantor and OCY Knight 1 Limited, as Owner.

47.	Bareboat Charter and related Memorandum of Agreement each dated February 10, 2018 between OCY Knight 2 Limited, as Owner/Buyer and Omega Seven Marine Corp., as Bareboat Charterer/Seller, relating to Hull No. 3013 (NISSOS DESPOTIKO), as amended by Addendum No. 1 to the Bareboat Charter Party for (NISSOS DESPOTIKO), dated September 6, 2018, between OCY Knight 2 Limited, as Owner and Omega Seven Marine Corp., as Charterer, Addendum No. 2 to the Bareboat Charter Party for Hull No. 3013 (NISSOS DESPOTIKO), dated June 4, 2021, between OCY Knight 2 Limited, as Owner and Omega Seven Marine Corp., as Charterer, Addendum No. 3 to the Bareboat Charter Party for Hull No. 3013 (NISSOS DESPOTIKO), dated June 28, 2021 between OCY Knight 2 Limited, as Owner and Omega Seven Marine Corp., as Charterer, and Addendum No. 4 to the Bareboat Charter Party for NISSOS DESPOTIKO, dated April 27, 2023, between OCY Knight 2 Limited, as Owner and Omega Seven Marine Corp., as Charterer, and Charter Guarantee dated September 30, 2018 between Okeanis Eco Tankers Corp., as Guarantor and OCY Knight 2 Limited, as Owner.

48.	Facility Agreement dated January 31, 2024 among Omega One Marine Corp., as Borrower, Okeanis Eco Tankers Corp., as Guarantor, the Financial Institutions listed in Part B of Schedule 1, as Original Lenders and Kexim Asia Limited, as Mandated Lead Arranger, Facility Agent and Security Agent, in respect of the refinancing of m.t. “MILOS.”

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49.	Supplemental Agreement, dated May 21, 2024 and by and between Nellmare Maritine Ltd and Okeanis Eco Tankers Corp, to the existing Facility Agreement dated May 23, 2022 among Nellmare Marine Ltd, as Borrower A, Anassa Navigation S.A., as Borrower B, the Companies listed in Part A of Schedule 1, as Hedge Guarantors, Okeanis Eco Tankers Corp., as Corporate Guarantor, and National Bank of Greece S.A., as Lender as amended by Amendment No. 1 to Loan Facility Agreement, dated June 29, 2023 among Nellmare Marine Ltd, as Borrower A, Anassa Navigation S.A., as Borrower B, Okeanis Eco Tankers Corp., as Corporate Guarantor and National Bank of Greece S.A., as Lender, in respect of the refinancing of m.t NISSOS DONOUSSA.

50.	Credit Facility Agreement dated May 21, 2024 by and among Anassa Navigation S.A., as Borrower, Okeanis Eco Tankers Corp., as Parent Guarantor, and Danish Ship Finance A/S, as Original Lender in respect of the refinancing of m.t NISSOS KYTHNOS.

51.	Credit Facility Agreement dated June 20, 2024 by and among Omega Two Marine Corp., as Borrower, Okeanis Eco Tankers Corp., as Guarantor, the Financial Institutions listed in Part B of Schedule 1 as Original Lenders, Bank SinoPac Co., Ltd., as Facility Agent and Security Agent in respect of the refinancing of m.t POLIEGOS.

52.	Facility Agreement dated May 8, 2025 by and among Theta Navigation Ltd and Moonsprite Shipping Corp., as joint and several Borrowers, Okeanis Eco Tankers Corp., as Guarantor, and Alpha Bank S.A., as Original Lender in respect of the refinancing of m.t NISSOS NIKOURIA and m.t NISSOS ANAFI.

53.	Term Loan Facility dated June 17, 2025 by and among Ark Marine S.A., as Borrower, Okeanis Eco Tankers Corp., as Guarantor, and E.Sun Commercial Bank, Ltd. as Facility Agent and E.Sun Commercial Bank, Ltd., Hong Kong Branch, as Arranger and Security Agent, in respect of the refinancing of m.t “NISSOS KEA.”

54.	Registration Rights Agreement dated December 6, 2023 among Okeanis Eco Tankers Corp., Glafki Marine Corp. and Hospitality Assets Corp.

55.	Shared Services Agreement dated November 1, 2023 between OET Chartering Inc. and Kyklades Maritime Corporation.

56.	Facility Agreement dated December 19, 2025 by and among Omega Twelve Marine Corp., as Borrower, Okeanis Eco Tankers Corp., as Guarantor, and Alpha Bank S.A., as Original Lender in respect of the financing of part of the acquisition cost of m.v. “NISSOS PIPERI”.

57.	Facility Agreement dated December 19, 2025 by and among Omega Fourteen Marine Corp., as Borrower, Okeanis Eco Tankers Corp., as Guarantor, and National Bank of Greece S.A., as Original Lender in respect of the financing of part of the acquisition cost of m.v. “NISSOS SERIFOPOULA”.

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